UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on April 12, 2022, Citi sent the following communication to employees:

To:	Citi Employee Shareholders
Re:	Annual Meeting: Reminder to Vote Your Shares

Many Citi colleagues are also Citi shareholders. With that in mind, we would like to remind you that those of you who own Citi shares are eligible to vote on the proposals put forward in this year’s proxy, and are invited to participate virtually in our 2022 Annual Meeting on Tuesday, April 26, 2022, at 9 a.m. (ET).

Citi’s Board and our leadership team give very careful consideration to the proposals put forward each year, and provide shareholders with a voting recommendation for each proposal. This year, we recommend that shareholders vote FOR all director nominations (proposal 1) and proposals 2 through 4, and AGAINST proposals 5 through 9. You can learn more about each proposal and the rationale for our recommendations from our proxy, beginning on page 47.

While all shareholders – including you – are of course free to vote any way they wish, we do highly encourage you to vote, and to do so ahead of the annual meeting. This is an important opportunity to have your perspectives as a colleague and a shareholder considered. There a number of ways you can vote, which are explained below. Thank you for taking the time to participate.

Vote Online: Go to www.proxyvote.com. You will need the 16-digit control number included in your proxy card, voter instruction form, or Notice.
Vote by QR Code: You can scan this QR code to vote your proxy card. You will need the 16-digit control number included in your proxy card, voter instruction form, or Notice.
Vote by Phone: Call the number on your proxy card or the number on your voter instruction form. You will need the 16-digit control number included in your proxy card or voter instruction form.
Vote by Mail: Send the completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.
Vote at the Virtual Meeting: You can vote at the Virtual Annual Meeting by visiting the virtual meeting platform listed above and using your 16-digit control number.

Additional information:

●	You can use this link to vote and join the meeting: www.virtualshareholdermeeting.com/CITI2022
●	Enter the 16-digit control number that appears on your proxy card or voting instruction form as well as your first and last name and your email address
●	The Notice and Proxy Statement and Annual Report are available at www.citigroup.com/citi/investor/corporate_governance.html and/or www.proxyvote.com/Citi
●	You may also request paper copies by e-mailing the Document Service Center docserve@citi.com or calling 1-877-936-2737 or 716-730-8055
●	To vote, shareholders have a choice of voting over the Internet, by QR code, by phone, or by using a traditional proxy card by mail.

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